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                            JAMES RIVER GROUP, INC.,
                            (a Delaware Corporation)

                        4,444,000 Shares of Common Stock
                           ($0.01 Par Value Per Share)

                             UNDERWRITING AGREEMENT

                              Dated August 8, 2005

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                                TABLE OF CONTENTS

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SCHEDULE A UNDERWRITERS .....................................................Sch. A-1
SCHEDULE B INITIAL OFFERING PRICE ...........................................Sch. B-1
SCHEDULE C LIST OF SUBSIDIARIES..............................................Sch. C-1
SCHEDULE D LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP...................Sch. D-1

EXHIBIT A FORM OF OPINION OF COMPANY'S COUNSEL TO BE DELIVERED
          PURSUANT TO SECTION 5(B)...........................................A-1
EXHIBIT B FORM OF LOCK-UP LETTER.............................................B-1
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                                       iii

                             JAMES RIVER GROUP, INC.
                            (a Delaware corporation)

                        4,444,000 Shares of Common Stock
                           ($0.01 Par Value Per Share)

                             UNDERWRITING AGREEMENT

                                                                  August 8, 2005

Keefe, Bruyette & Woods, Inc.
   as Representative of the several Underwriters
c/o Keefe, Bruyette & Woods, Inc.
4th Floor
787 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

     James River Group, Inc., a Delaware corporation (the "COMPANY"), confirms its agreement with Keefe, Bruyette & Woods, Inc. ("KBW") and each of the other
Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom KBW is acting as representative (in such capacity, the "REPRESENTATIVE"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of the 4,444,000 shares of Common Stock, $0.01 par value per share, of the Company ("COMMON STOCK") set forth in Schedule A hereto and (ii)
the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of
666,600 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,444,000 shares of Common Stock (the "INITIAL SECURITIES") to be purchased by the Underwriters and all or any part of the 666,600 shares of
Common Stock subject to the option described in Section 2(b) hereof (the "OPTION
SECURITIES") are hereinafter called, collectively, the "SECURITIES."

     The Company hereby confirms its engagement of KBW as, and KBW hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct
Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities. KBW, solely in its capacity as "qualified independent underwriter" and not otherwise, is referred to herein as the "INDEPENDENT UNDERWRITER."

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

     The Company and the Underwriters agree that up to 255,530 shares of the
Securities to be purchased by the Underwriters (the "RESERVED SECURITIES") shall be reserved for sale by the Underwriters to the Company's directors, officers, employees, agents, brokers and related persons (the "INVITEES"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this
Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. To the extent that such
Reserved Securities are not orally confirmed for purchase by such Invitees by the end of the first business day after the date of this Agreement, such
Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the
"COMMISSION") a registration statement on Form S-1 (No. 333-124605) covering the registration of the Securities under the Securities Act of 1933, as amended (the
"1933 ACT"), including the related preliminary prospectus or prospectuses.
Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A
("RULE 430A") of the rules and regulations of the Commission under the 1933 Act
(the "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(B)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule
434 ("RULE 434") of the 1933 Act Regulations, prepare and file a term sheet (a
"TERM SHEET") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "RULE 434 INFORMATION." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this
Agreement, is herein called a "PRELIMINARY PROSPECTUS." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule
434 Information, as applicable, is herein called the "REGISTRATION STATEMENT."
Any registration statement filed pursuant to Rule 462(b) of the 1933 Act
Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT,"
and after such filing the term "REGISTRATION STATEMENT" shall include the Rule
462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "PROSPECTUS." If Rule 434 is relied on, the term "PROSPECTUS"
shall refer to the preliminary prospectus, dated July 21, 2005, together with the Term Sheet and all references in this Agreement to the date of the
Prospectus shall mean the date of the Term Sheet. For purposes of this
Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the
Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval
system ("EDGAR").

                                        2

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any)
referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. Each of the
     Registration Statement and any Rule 462(b) Registration Statement has
     become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration
     Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the
     Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b)
     Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are
     purchased, at the Date of Delivery), the Registration Statement, the Rule
     462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the
     Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the Underwriters expressly for use in the Registration Statement or Prospectus is the
     following: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in the

                                        3

     eleventh paragraph, the first sentence of the thirteenth paragraph and the seventeenth paragraph under the caption "Underwriting."

          Each preliminary prospectus and the prospectus filed as part of the
     Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration
     Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements. The financial statements included in the
     Registration Statement or the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated
     and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified;
     said financial statements have been prepared in conformity with United
     States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with
     GAAP the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the
     Registration Statement.

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the
     Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of the
     Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than dividends accrued on the Series A and Series B

                                        4

     convertible preferred stock of the Company upon its conversion as described in the Prospectus).

          (v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus and
     to enter into and perform its obligations under this Agreement; and the
     Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries. The Company currently has five subsidiaries. They are listed on Schedule C attached hereto, which is incorporated herein (the "SUBSIDIARIES"). Other than the Subsidiaries, the
     Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the requisite corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus and is duly qualified as a foreign company or corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse
     Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company or any Subsidiary to purchase shares of common stock or other securities of any Subsidiary and there are no commitments, plans or arrangements to issue any such securities or any security convertible into or exchangeable for such securities.

          (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption
     "Capitalization" (except for subsequent issuances, if any, pursuant to reservations,

                                        5

     agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of, or are otherwise subject to, any preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization of Agreement. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the
     Securities by the Company. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (ix) Authorization and Description of Securities. The Securities to be
     purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the certificates evidencing the Common Stock are in due and proper form under Delaware law and conform to all requirements of the Nasdaq Stock Market; the authorized capital stock of the Company, including the Common Stock, conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights, except as otherwise disclosed in the
     Prospectus. There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the
     Company to purchase shares of Common Stock or other securities of the
     Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for
     Common Stock, in each case other than as described in the Prospectus.

          (x) Absence of Defaults and Conflicts. Neither the Company nor any
     Subsidiary is in violation of any provision of its charter or bylaws, or any similar incorporation or organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the

                                        6

     property or assets of the Company or any Subsidiary is subject, including, without limitation, the agreements described in paragraph (xiii) below
     (collectively, the "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not, individually or in the aggregate, result in a Material
     Adverse Effect; and the execution, delivery and performance of this
     Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the
     Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any
     Subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse
     Effect), nor will such action result in any violation of the provisions of the charter or bylaws, or any similar incorporation or organizational documents, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary. Each of the Agreements and Instruments is in full force and effect and is valid and enforceable by and against the Company or any of the Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and except to the extent that such invalidity or unenforceability could not reasonably be expected to result in a Material Adverse Effect.

          (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal distributors or customers, that, in either case, would result in a Material
     Adverse Effect.

          (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company,

                                        7

     threatened or contemplated, against or affecting the Company or any
     Subsidiary or their respective properties or assets, that is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that, individually or in the aggregate, would result in a Material Adverse Effect, or that, individually or in the aggregate, would materially and adversely affect the properties or assets thereof or that could materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the
     Company of its obligations hereunder; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, considered in the aggregate, could not reasonably be expected to result in a Material Adverse
     Effect.

          (xiii) Accuracy of Descriptions and Exhibits. There is no contract, agreement or other document, or to our knowledge, statute, rule or regulation, required to be described in the Registration Statement or the
     Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required by the 1933 Act and the 1933 Act
     Regulations. Each description of a contract, agreement and each other document, and to our knowledge, statute, rule and regulation, in the
     Registration Statement and the Prospectus accurately reflects the material terms of the underlying contract, agreement, statute, rule, regulation and such other document.

          (xiv) Possession of Intellectual Property. The Company and the
     Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how
     (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property
     (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated (or contemplated by the Prospectus to be operated) by them, or presently employed by them, and neither the Company nor any of the
     Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, other than any such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse
     Effect.

          (xv) Absence of Further Requirements. No filing with, or
     authorization, approval, consent, license, order, registration, exemption, qualification or decree of or from, any court or governmental authority or agency or any subdivision thereof is necessary or required for the performance by the Company of its

                                        8

     obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Prospectus, except (i) such as have been already obtained or as may be required under the 1933 Act, the 1933
     Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934
     ACT"), the rules and regulations of the Commission under the 1934 Act (the
     "1934 ACT REGULATIONS") or state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which any Securities are offered.

          (xvi) Possession of Licenses and Permits. The Company and the
     Subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL
     LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct the business now operated (or contemplated by the Prospectus to be operated) by them, except where the failure to possess such Governmental Licenses could not reasonably be expected to have a Material Adverse Effect; the Company and the
     Subsidiaries are in compliance with the terms and conditions of all such
     Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such
     Governmental Licenses to be in full force and effect would not have a
     Material Adverse Effect; and neither the Company nor any of the
     Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xvii) Compliance with Applicable Laws. The Company and the
     Subsidiaries have complied and are in compliance with all federal, state and local statutes, regulations, ordinances and rules as now in effect and applicable to the ownership and operation of their properties or the conduct of their businesses as described in the Prospectus and as currently being conducted, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (xviii) Insurance Regulatory Matters. Each of the Company and each of the Subsidiaries that is engaged in the business of insurance (each, an
     "INSURANCE SUBSIDIARY") is duly licensed or registered as a holding company or as an insurer, as the case may be, under the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "INSURANCE LAWS"), of each jurisdiction in which the conduct of its business as described in the
     Registration Statement or the Prospectus requires such licensing

                                        9

     (each such license, an "INSURANCE LICENSE") or registration. Each of the
     Company and its Insurance Subsidiaries has made all required filings under applicable Insurance Laws in each jurisdiction where such filings are required. Each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities (together with the Insurance Licenses, the "INSURANCE LICENSES AND AUTHORIZATIONS")
     necessary to conduct its business as described in the Registration
     Statement and the Prospectus and all of the foregoing are in full force and effect. Each Insurance Subsidiary has fulfilled and performed all obligations necessary to maintain the Insurance Licenses and
     Authorizations. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would result in the revocation, termination or suspension of any of the Insurance Licenses and Authorizations that would, individually or in the aggregate, have a
     Material Adverse Effect. None of the Company or any of its Insurance
     Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority to the effect that any additional
     Insurance Licenses and Authorizations are needed to be obtained by either the Company or any of its Insurance Subsidiaries.

          (xix) Insurance Reserving Practices. Except as disclosed in the
     Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31,
     2004.

          (xx) Reinsurance. All reinsurance treaties, contracts and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for such failures to be in full force and effect and such violations or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect. No Insurance Subsidiary has received any notice that any of the other parties to such treaties, contracts or arrangements intends not to, or will be unable to, perform such treaty, contract or arrangement and, to the knowledge of the Company and the Insurance Subsidiaries, none of the other parties to such treaties or arrangements will be unable to perform such treaty, contract or arrangement except to the extent adequately and properly reserved for in the audited historical financial statements of the
     Company included in the Prospectus.

          (xxi) Statutory Financial Statements. All statutory financial statements of the Insurance Subsidiaries from which certain ratios and other data contained in the Registration Statement and the Prospectus have been derived have been prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the
     National Association of Insurance Commissioners and by the Insurance Laws
     of the jurisdiction of

                                       10

     domicile of each Insurance Subsidiary (and the statutory financial statements of the Insurance Subsidiaries are not required to be prepared pursuant to the Insurance Laws of any other jurisdiction), and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated
     therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the
     Insurance Subsidiaries for the periods covered thereby.

          (xxii) Title to Property. The Company and the Subsidiaries have good and marketable title to all real property owned by them and good and marketable title to all other properties owned by the Company and the
     Subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the
     Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxiii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an
     "investment company" as such terms are defined in the Investment Company
     Act of 1940, as amended (the "1940 ACT").

          (xxiv) Environmental Laws. Except as described in the Registration
     Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the
     Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous

                                       11

     substances, petroleum or petroleum products (collectively, "HAZARDOUS
     MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials
     (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and the Subsidiaries
     have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the
     Company or any of the Subsidiaries and (D) to the knowledge of the Company there are no events or circumstances that would form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the
     Company or any of the Subsidiaries (other than arising under insurance policies issued by them) relating to Hazardous Materials or any
     Environmental Laws.

          (xxv) Registration Rights. Except as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxvi) Tax Matters. Any tax returns required to be filed by the
     Company or any of the Subsidiaries in any jurisdiction have been filed within the time and the manner prescribed by law, which returns are true and correct in all material respects, all taxes shown on such tax returns that are due and payable have been paid, and any other material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other changes due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided on the Company's most recent financial statements or any of those that are not currently payable or due or those that could not be reasonably expected to have a
     Material Adverse Effect.

          (xxvii) Insurance. The Company and the Subsidiaries maintain insurance for their operations of the types and in the amounts consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect; the Company and the
     Subsidiaries are insured by insurers of recognized financial responsibility; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or the Company's or the
     Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the
     Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any
     Subsidiary has any reason to believe that it will not be able to renew existing insurance covering it as and when such coverage expires or to obtain similar coverage from similar insurers as

                                       12

     may be necessary to continue its business at a cost that would not have a
     Material Adverse Effect.

          (xxviii) Accounting Controls. The books, records and accounts of the
     Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in the assets of, and the results of operations of, the Company and the Subsidiaries. The Company and the Subsidiaries
     maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general and specific authorizations; and (iv) the recorded accountability for the assets of the Company and the Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxix) Fees. Other than as contemplated by this Agreement and except as disclosed in the Registration Statement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

          (xxx) Absence of Manipulation. Neither the Company nor, to its
     knowledge, any of its officers, directors or affiliates has taken, and at the Closing Time, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action that has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Securities.

          (xxxi) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and
     (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act
     Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the
     Prospectus or other materials, if any, permitted by the 1933 Act or by the
     1933 Act Regulations and approved by the Representative.

          (xxxii) No Illegal Payments. To the knowledge of the Company, neither the Company nor any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any
     Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                                       13

          (xxxiii) Sales of Securities. All offers and sales of securities of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act and the 1933 Act Regulations and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

          (xxxiv) Registration and Listing. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The Securities have been duly authorized for quotation on the Nasdaq National Market, subject only to official notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common
     Stock under the 1934 Act or delisting the Common Stock from the Nasdaq
     National Market, nor has the Company received any notification that the
     Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

          (xxxv) No Association with NASD. There are no affiliations with member firms of the NASD among the Company's officers, directors or, to the knowledge of the Company, any stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

          (xxxvi) Related Party Transactions. No transaction has occurred between or among the Company and any of its officers or directors or 5%
     stockholders or any affiliate or affiliates of any such officer or director or 5% stockholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (xxxvii) Reserved Securities. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the
     Reserved Securities in any jurisdiction where the Reserved Securities are being offered. The Company has not offered, or caused the Representative to offer, Reserved Securities to any person with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (B)
     a trade journalist or publication to write or publish favorable information about the Company or its products.

          (xxxviii)Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley
     Act of 2002 and the rules and regulations promulgated thereunder.

          (xxxix) No Restrictions on Subsidiaries. Except as described in the
     Registration Statement or the Prospectus, there are no limits, whether direct or indirect, under any provision of applicable law, under the charter or bylaws, or any similar incorporation or organizational documents, of any Subsidiary, under any agreement or other instrument binding upon the Company or any of the

                                       14

     Subsidiaries or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, on the ability of any Subsidiary
     (i) to pay any dividends to the Company, (ii) to make any other distribution on such Subsidiary's capital stock, (iii) to repay to the
     Company any loans or advances to such Subsidiary from the Company or (iv)
     to transfer any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

          (xl) Rating. The Company has no knowledge of any threatened or pending downgrading of the Company or the Subsidiaries' financial strength rating by A.M. Best Company, Inc., or any other "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, that rates the claims-paying ability or financial strength of the Company or any Subsidiary.

          (xli) Anti-Money Laundering Compliance. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the
     Currency and Foreign Transactions Reporting Act of 1970, as amended, any applicable money laundering statutes of any jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the
     Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the
     Subsidiaries is currently subject to any action, suit or proceeding under sanctions regulations administered by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC"); nor to the
     knowledge of the Company is any such action, suit or proceeding threatened, and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person if such financing would be unlawful under sanctions regulations administered by OFAC.

          (xlii) No Fiduciary Duty. The Company acknowledges and agrees that (i)
     the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith each
     Underwriter is acting as a principal and not the agent or fiduciary of the
     Company and (iii) no Underwriter has assumed an advisory responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto

                                       15

     (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the
     Company except the obligations expressly set forth in this Agreement.

     (b) Officer's Certificates. Any certificate signed by any officer of the
Company or any of the Subsidiaries delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the
Company agrees to sell to each Underwriter, severally and not jointly, and each
Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase, in addition to the Initial Securities, up to the amount of 666,600 shares of Option Securities at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the
Representative to the Company setting forth the aggregate number of Option
Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "DATE OF DELIVERY") shall be determined by the
Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the
Option Securities, then each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in
Schedule A opposite the name of such Underwriter bears to the total number of
Initial Securities, subject, in each case, to such adjustments as the
Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. If the option is exercised for a portion, but not all, of the Option Securities, the Company will sell that portion of the total number of
Option Securities.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of
LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, New York
10019, or at such other place

                                       16

as shall be agreed upon by the Representative and the Company at 9:00 a.m. on the third (fourth, if the pricing occurs after 4:30 p.m. on any given day)
business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company
(such time and date of payment and delivery being herein called "CLOSING TIME").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company on each Date of Delivery as specified in the notice from the
Representative to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the
Initial Securities and the Option Securities, if any, that it has agreed to purchase. KBW, individually and not as Representative of the Underwriters, may
(but shall not be obligated to) make payment of the purchase price for the
Initial Securities or the Option Securities, if any, to be purchased by any
Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities
and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option
Securities, if any, will be made available for examination and packaging by the
Representative in The City of New York not later than 10:00 a.m. on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may
be.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each
Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. Subject to Section 3(b), the Company will comply with the requirements of Rule 430A or
Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the
Registration Statement shall become effective, or any supplement to the
Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the

                                       17

issuance by the Commission of any stop order suspending the effectiveness of the
Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the
Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as shall be necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the
Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement
(including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration
Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has delivered or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the
Underwriters pursuant to this Section 3(c) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to
EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each
Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the
Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such
Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters pursuant to this Section 3(d)
will be identical to the electronically transmitted copies

                                       18

thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act
Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the
Company, to amend the Registration Statement or amend or supplement the
Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the
Registration Statement and the Prospectus comply with such requirements, and the
Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions
(domestic or foreign) as the Representative may designate in writing and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule
462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule
462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the
1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section
11(a) of the 1933 Act.

                                       19

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq
National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq
National Market.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of KBW, on behalf of the Underwriters, directly or indirectly (i) offer, sell, offer to sell, contract to sell, hedge, pledge, grant any option to purchase or otherwise transfer or dispose (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, grant of any option to purchase or other transfer or disposition) of any shares of Common Stock or Other Securities, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or Other Securities, (ii) file any registration statement under the 1933 Act with respect to any of the foregoing (other than on Form S-8)
or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or Other Securities, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or such Other Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or Other Securities, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or such Other Securities, in cash or otherwise. The foregoing shall not apply to
(A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company pursuant to the exercise of an option or warrant or the conversion of a security, in each case outstanding on the date hereof and referred to in the Prospectus or (C) the grant by the Company of any options to purchase Common Stock pursuant to the employment agreements with the Company's
President and Chief Executive Officer or pursuant to the terms of existing employee benefit plans of the Company, in each case referred to in the
Prospectus, and, in each case, so long as such options are not exercisable within the 180-day period.

     (k) Reporting Requirements. The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934
Act within the time periods required by the 1934 Act and the 1934 Act
Regulations.

     (l) Financial Statements. Prior to the Closing Time, the Company shall furnish to the Underwriters as soon as they have been prepared, copies of any unaudited interim consolidated and non-consolidated financial statements of the
Company and the Subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the
Prospectus.

                                       20

     SECTION 4. PAYMENT OF EXPENSES.

     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement
(including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the
Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v)
the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the
Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii)
the fees and expenses of any transfer agent, registrar or custodian for the
Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market,
(xi) the costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the
Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultant, including the cost of any aircraft chartered in connection with the road show and (xii)
all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the
Reserved Securities which are designated by the Company for sale to the
Invitees. Notwithstanding the foregoing, but subject to clause (b) below, the
Underwriters, severally and not jointly, will reimburse the Company for the expenses herein described, in an amount equal to the lesser of $500,000 and the amount of such expenses actually incurred.

     (b) Termination of Agreement. If this Agreement is terminated by the
Representative in accordance with the provisions of Section 5 (unless such termination is effected because a condition under Section 5(h) was not fulfilled when and as provided in this Agreement), Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the
Underwriters.

                                       21

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement,
including any Rule 462(b) Registration Statement, has become effective and at
Closing Time no stop order suspending the effectiveness of the Registration
Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the
Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule
424(b).

     (b) Opinion of Counsel for Company. At Closing Time, the Representative
shall have received the favorable opinion, dated as of Closing Time, of Bryan
Cave LLP, counsel for the Company, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in
Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, as may be based upon events occurring after the date hereof.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the
Representative shall have received the favorable opinion, dated as of Closing
Time, of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other
Underwriters in form and substance satisfactory to the Underwriters.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the
Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and
of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to
Closing Time, and (iv) no

                                       22

stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (e) Accountants' Comfort Letter. At the time of the execution of this
Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the
Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Lock-up Agreements. Prior to the date of this Agreement, the
Representative shall have received an agreement substantially in the form of
Exhibit B hereto signed by each of the persons listed on Schedule D hereto.

     (j) Conditions to Purchase of Option Securities. In the event that the
Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any Subsidiary hereunder shall be true and correct as of each
Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief
     Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)
     hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of Bryan
     Cave LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the
     Option

                                       23

     Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) hereof.

          (iii) Opinion of Counsel for Underwriters. The favorable opinion of
     LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such
     Date of Delivery.

     (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained;
and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as provided in this Agreement, this
Agreement or, in the case of any condition to the purchase of Option Securities on a Date of Delivery that is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION.

     (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement
     (or any

                                       24

     amendment thereto), including the Rule 430A Information and the Rule 434
     Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved
     Securities to the Invitees or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that
     (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or in connection with any violation of the nature referred to in
     Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement (i) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the
Company by any Underwriter through the Representative expressly for use in the
Registration Statement (or any amendment thereto), including the Rule 430A
Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or

                                       25

supplement thereto); and (ii) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any loss, liability, claim, damage or expense purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus
(as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense, unless such failure is the result of noncompliance by the Company with Section 3(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

     (b) Indemnification of the Independent Underwriter. In addition to and without limitation of the Company's obligation to indemnify KBW as an
Underwriter, the Company also agrees to indemnify and hold harmless the
Independent Underwriter, each person, if any, who controls the Independent
Underwriter within the meaning of Section 15 of the Act, and the respective partners, directors, officers, employees and agents of the Independent
Underwriter or any such controlling person, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, that arises out of or is based upon the Independent Underwriter's rendering services in the capacity of a "qualified independent underwriter" within the meaning of Rule
2720 of the Conduct Rules of the NASD in connection with the offering of the
Securities; provided, however that such loss, liability, claim, damage or expense does not result from the gross negligence or willful misconduct of the
Independent Underwriter or such controlling person.

     (c) Indemnification of the Company, Directors and Officers. Each
Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the
1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)
of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration
Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the
Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability the Underwriter may otherwise have.

     (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure

                                       26

to so notify an indemnifying party, and any delay in such notification, shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)
above, counsel to the indemnified parties shall be selected by the
Representative, and, in the case of parties indemnified pursuant to Section 6(c)
above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not
(except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel)
separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances;
provided however, that if indemnity is sought pursuant to subsection (b) above, then, in addition to the fees and expenses of such counsel for the other indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel), separate from its own counsel and counsel for the other indemnified parties, for the Independent Underwriter in its capacity as a "qualified independent underwriter," each person, if any, who controls the Independent
Underwriter within the meaning of Section 15 of the Act and the respective partners, directors, officers, employees and agents of the Independent
Underwriter or any such controlling person, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the
Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the
Independent Underwriter shall be designated in writing by the Independent
Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party

                                       27

shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Invitees to pay for and accept delivery of Reserved
Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the
Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the
Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A)
hereof.

                                       28

     The Company and the Underwriters agree that the Independent Underwriter will not receive any additional benefits hereunder for serving as the
Independent Underwriter in connection with the offering and sale of the
Securities.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such
Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an
Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the
Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters'
respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the
Securities to the Underwriters.

                                       29

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the
Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the
Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the
Commission or the Nasdaq National Market, or if trading generally on the
American Stock Exchange or the New York Stock Exchange or in the Nasdaq National
Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United
States, or (iv) if a banking moratorium has been declared by either Federal or
New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6,
7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities that it or they are obligated to purchase under this Agreement
(the "DEFAULTED SECURITIES"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting
Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting
Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting
Underwriters, or

                                       30

     (b) if the number of Defaulted Securities exceeds 10% of the number of
Securities to be purchased on such date, this Agreement or, with respect to any
Date of Delivery that occurs after the Closing Time, the obligation of the
Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting
Underwriter from liability in respect of its default.

     In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after the Closing
Time, that does not result in a termination of the obligation of the
Underwriters to purchase and the Company to sell the Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. DEFAULT BY THE COMPANY. If the Company shall fail at Closing
Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4,
6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the
Underwriters shall be directed to the Representative at c/o Keefe, Bruyette &
Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of Mitchell Kleinman, General Counsel; and notices to the Company shall be directed to it at 1414 Raleigh Road, Suite 415, Chapel Hill, North Carolina
27517, attention of Michael Oakes.

     SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the
Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This
Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

                                       31

No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. This agreement shall be governed by and construed in accordance with the laws of the State of New York. Specified times of day refer to New York City time.

     SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                         [Signatures on Following Page]

                                       32

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        JAMES RIVER GROUP, INC.

                                        By: /s/ J. Adam Abram
                                            ------------------------------------
                                            Name: J. Adam Abram
                                            Title: President & CEO

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.,

For itself and as Representative of the other Underwriters named in Schedule A hereto.

By: KEEFE, BRUYETTE & WOODS, INC.

By: /s/ John Dalena
    ---------------------------------
    Name: John Dalena
    Title: Principal

                                       33

                                   SCHEDULE A

                                                NUMBER OF
                                                INITIAL
NAME OF UNDERWRITER                            SECURITIES
--------------------------------------------   ----------
Keefe, Bruyette & Woods, Inc. ..............    2,199,901
Bear Stearns & Co. Inc. ....................      733,368
Friedman, Billings, Ramsey and Co., Inc. ...      733,368
Wachovia Capital Markets, LLC...............      733,368
Cochran Caronia Securities LLC..............       14,665
Ferris, Baker Watts, Incorporated...........       14,665
HSBC Securities (USA) Inc. .................       14,665
                                                ---------
   Total....................................    4,444,000
                                                =========

                                    Sch. A-1

                                   SCHEDULE B

                             JAMES RIVER GROUP, INC.
                        4,444,000 Shares of Common Stock
                           ($0.01 Par Value Per Share)

     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $18.00.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $16.74, being an amount equal to the initial public offering price set forth above less $1.26 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch. B-1